BY-LAWS

                                of

                        PURINA MILLS, INC.

                              * * *

                     ARTICLE I - SHAREHOLDERS


      Section 1. ANNUAL MEETING The annual meeting of shareholders shall be held at the principal office of the Company, or at such other place either within or without the State of Delaware as the Directors may from time to time determine, at 10:00 a.m. on the second Thursday in January, or if said day be a legal holiday, then on the next succeeding business day, to elect Directors and transact such other business as may properly come before the meeting.

      Section 2. SPECIAL MEETINGS: Special meetings of the shareholders may be called by the Board of Directors, the President or the Secretary, or in any other manner permitted by law; and each such meeting shall be held at such time, and at such place either within or without the State of Delaware as may be specified in the notice thereof.

      Section 3. QUORUM: At any meeting of shareholders, the holders of a majority of the outstanding shares entitled to vote thereat, and present in person or represented by proxy, shall constitute a quorum for all purposes. A majority in interest of the shareholders, present and entitled to vote at any meeting may adjourn the same from time to time without notice other than announcement at the meeting, and any business may be transacted at such meeting as originally notified.

      Section 4. NOTICE: Written notice stating the place, date and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered, either personally or by mail, to each shareholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

      Section 5. WAIVER OF NOTICE: Whenever notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a shareholder at a special meeting shall constitute a waiver of notice of such meeting, except where a shareholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted, nor the purpose of any regular or special meeting need be specified in any written waiver of notice of such meeting.

      Section 6. ACTION WITHOUT MEETING: Any action required or permitted to be taken at a meeting of shareholders, may be taken without a meeting if authorized by the written consent of all shareholders entitled to vote. Such consent shall have the same effect as a unanimous vote.


                      ARTICLE II - DIRECTORS


      Section 1. ELECTION: The number of Directors which shall constitute the whole Board shall be three. The Directors shall be elected at the annual meeting of shareholders except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified or until his earlier removal or resignation. Directors need not be shareholders.


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      Section 2. TENURE; VACANCIES: Any vacancy occurring in the
Board of Directors may be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors for a term of office continuing only until the next election Directors by the shareholders.

      Section 3. POWERS: The business of the corporation shall be managed by the Board of Directors which may exercise all such powers and do all such lawful acts which they may deem necessary and appropriate for the expedient conduct and furtherance of the Company's business.

      Section 4. MEETINGS: Meetings of the Board of directors, regular or special, may be held either within or without the State or Delaware. Regular meetings of the Board may be held without notice at such time and place as shall from time to time be determined by the Board. Special meetings may be held upon notice of each Director, either personally or by mail or by telegram.

      Section 5. QUORUM: A majority of the total number of Directors shall constitute a quorum at all meetings of the Board, and the act of the majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of Directors, whether or not a quorum is present, the Directors present thereat may adjourn the same from time to time without notice other than announcement at the meeting.

      Section 6. COMMITTEES: The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more Directors. Each such committee shall have the functions and powers as the Board may designate in accordance with the laws of Delaware. The Board shall have the power at any time to fill vacancies in, to change the size of membership of, or to dissolve, any one or more of such committees. Each such committee shall have such name as may be determined by the Board, and shall keep regular minutes of its proceedings and report the same to the Board of Directors for approval as required.

      Section 7. WAIVER OF NOTICE: Whenever notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a special meeting shall constitute a waiver of notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted, nor the purpose of any regular or special meeting need be specified in the waiver of notice of such meeting.

      Section 8. ACTION WITHOUT MEETING: Any action required or permitted to be taken at a meeting of the Board of Directors or of a committee of the Board of Directors, may be taken without a meeting if a consent in writing shall be signed by all of the members of the Board or of such committee. Such consent shall have the same effect as a unanimous vote.

      Section 9. COMPENSATION: The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting or a stated salary as Director. No such payment shall preclude any Director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                      ARTICLE III - OFFICERS

      Section 1. ELECTION: The officers of the corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose additional or assistant officers. Any number of offices may be held by the same person.


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      Section 2. TENURE; VACANCIES: The officers of the
corporation shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board. Any vacancy occurring in any office shall be filled by the Board of Directors.

      Section 3. DUTIES; COMPENSATION: The duties and salaries of each officer shall be established by resolution of the Board of Directors.


                    ARTICLE IV - CAPITAL STOCK

      Section 1. STOCK CERTIFICATES: All certificates of stock of the Company shall be signed by the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Company and shall bear the corporate seal of the Company. To the extent permitted by law, the signatures of such officers, and the corporate seal, appearing on certificates of stock, may be facsimile, engraved or printed. In case any such officer who signed or whose facsimile signature appears on any such certificate shall have ceased to be such officer before the certificate is issued, such certificate may nevertheless be issued by the Company with the same effect as if such officer had not ceased to be such officer at the date of its issue.

      The Company shall not issue a certificate for a fractional share; however, the Board of Directors may issue, in lieu of any fractional share, scrip or other evidence of ownership upon such terms and conditions as it may deem advisable.

      All certificates of stock of each class and series shall be numbered appropriately.

      Section 2. RECORD OWNERSHIP: The corporation shall maintain a record of the name and address of the holder of each certificate, the number of shares represented thereby, and the date of issue and the number thereof. The Company shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly it will not be bound to recognize any equitable or other claim of interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

      Section 3. TRANSFERS: Transfers of stock shall be made on the books of the Company only by direction of the person named in the certificate, or by an attorney lawfully constituted in writing, and upon the surrender of the certificate therefor.

      Section 4. TRANSFER AGENTS: REGISTRARS: The Board of Directors may, by resolution, from time to time appoint one or more Transfer Agents, that may be officers or employees of the Company, to make transfers of shares of stock of the Company, and one or more Registrars to register shares of stock issued by or on behalf of the Company. The Board of Directors may adopt such rules as it may deem expedient concerning the issue, transfer and registration of stock certificates of the Company.

      Section 5. LOST CERTIFICATES: Each person whose certificate of stock has been lost, stolen or destroyed shall be entitled to have a replacement certificate issued in the same name and for the same number of shares as the original certificate, provided that such person has first filed with such officers of the Company, Transfer Agents or Registrars, as the Board of Directors may designate, an affidavit stating that such certificate was lost, stolen or destroyed and a bond of indemnity, each in the form and with such provisions as such officers, Transfers Agents or Registrars may reasonably deem satisfactory.

      Section 6. TRANSFER BOOKS; RECORD DATES: The Board of Directors shall have power to close the stock transfer books of the Company as permitted by law; provided, however, that in lieu of closing the said books, the Board of Directors may fix in advance a date, not exceeding sixty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when


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any change or conversion or exchange of shares shall go into effect, as a record date when any determination of the shareholders entitled to notice of, and to vote at, any such meetings, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of shares, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date of closing the transfer books or on the record date so fixed shall be entitled to notice of, and to vote at, such meeting, and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Company after such date of closing of the transfer books or such record date fixed as aforesaid.


   ARTICLE V - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

      The Company may indemnify any person who is or was a Director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses actually and reasonably incurred by him in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim, to the full extent and in the manner permitted by law.


               ARTICLE VI - MISCELLANEOUS PROVISIONS

      Section 1. SEAL: The corporate seal of the Company shall be circular and have inscribed thereon the words "Corporate Seal Delaware" and may also have inscribed thereon the name of the corporation and the date of incorporation; an impression of the same is set forth hereon.

      Section 2. FISCAL YEAR: The fiscal year of the Company shall begin with the first day of October and end on the thirtieth day of September in each year.

      Section 3. AMENDMENTS: These Bylaws may be restated, amended or repealed by a majority vote of the Board of Directors.